FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD SALES FOR FISCAL 2007 FULL YEAR AND FOURTH QUARTER

* Full year revenue increased 6 percent to $1.45 billion; earnings per share increased 4 percent to $0.79, and rose
7 percent to $0.89 on a non-GAAP basis

* Fourth quarter earnings rose 53 percent to $19 million, or $0.20 per share

* Fourth quarter non-GAAP earnings rose 26 percent to $23 million, or $0.24 per share

ALLEGAN, Mich. - Aug. 23, 2007 - Perrigo Company (Nasdaq: PRGO; TASE) today announced results for fiscal year 2007 and the fourth quarter ended June 30, 2007.

Perrigo Company
(in thousands, except per share amounts)

	Fourth Quarter		Fiscal Year
	2007	2006	2007	2006
Sales	$374,296	$355,069	$1,447,428	$1,366,821
Net Income	$18,771	$12,262	$73,797	$71,400
Adjusted Net Income	$22,663	$17,923	$83,123	$77,836
Diluted EPS	$0.20	$0.13	$0.79	$0.76
Adjusted Diluted EPS	$0.24	$0.19	$0.89	$0.83
Diluted Shares	94,063	94,004	93,807	94,105

The reported results above include a write-off of in-process research and development of $4.8 million after-tax and a charge to cost of sales associated with a step-up of inventory of $2.7 million after-tax related to the March 26, 2007, acquisition of nine generic prescription products and four pipeline products from Glades Pharmaceuticals, Inc. (Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Perrigo President and CEO Joseph C. Papa stated, “In fiscal 2007 we achieved record sales in every segment, had record earnings for our fourth quarter and announced two strategic acquisitions designed to increase our return on invested capital. This performance allowed us to significantly increase our research and development investment by funding an incremental $14 million versus last year. It was another strong new product year with $77 million in new product sales, led by smoking cessation. On top of that, we also introduced $59 million of newly reformulated products to the market, all the while improving our customer service levels and investing in our quality systems. The Rx and API segments outperformed our expectations in highly competitive markets.

We exit fiscal 2007 with a stronger balance sheet, lower net debt and operating cash flow of $128.9 million.  I am proud of the progress our team has made in the course of this fiscal year.”

Fiscal Year 2007

Sales for the 12 months ended June 30, 2007 were $1,447.4 million, compared with $1,366.8 million last year, an increase of $80.6 million, or six percent. Reported net income for the 12 months was $73.8 million, or $0.79 per share. In fiscal 2007 and fiscal 2006, the Company recorded several charges, associated primarily with acquisitions. These net of tax charges are summarized as follows:

		2007	2006
•	Write-off of in-process research & development	$4.8
•	Inventory step-up	2.7	$3.7
•	Impairment of loan receivable	1.3
•	Restructuring	0.6	5.7
•	Gain on sale of equity investment		(2.9)
		$9.4	$6.5

Excluding the impact of the charges noted above, adjusted net income for fiscal 2007 was $83.1 million, or $0.89 per share. For fiscal year 2006, adjusted net income was $77.8 million, or $0.83 per share.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Fiscal Fourth Quarter

In the fiscal year 2007 fourth quarter, sales were $374.3 million, an increase of $19.2 million, or five percent, compared with $355.1 million last year. Reported net income was $18.8 million, or $0.20 per share, compared with net income of $12.3 million, or $0.13 per share a year ago. In the fourth quarter of fiscal 2007 and fiscal 2006, the Company recorded several net of tax charges summarized as follows:

		2007	2006
•	Inventory step-up	$2.7
•	Impairment of loan receivable	1.3
•	Restructuring		$5.7
		$4.0	$5.7

Adjusted net income, excluding the items above, was $22.7 million, or $0.24 per share, compared with adjusted net income of $17.8 million, or $0.19 per share a year ago.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Consumer Healthcare

Consumer Healthcare segment sales for fiscal year 2007 were $1,037.3 million, an increase of $43.1 million, or four percent, compared with $994.2 million last year. The sales increase was driven by new product sales of $69 million, largely nicotine gum and nicotine lozenge smoking cessation products. Reported operating income, which included a pre-tax charge of $6.5 million for a product recall, was $69.6 million compared with $78.8 million last year. Adjusted operating income was $72.5 million compared with $88.0 million last year.

Consumer Healthcare sales in the fourth quarter were $257.3 million, a decrease of $1.0 million, or less than one percent, compared with $258.3 million last year. Reported operating income was $13.5 million, compared with $13.6 million a year ago. Adjusted operating income was $15.4 million, compared with $22.5 million a year ago.

Rx Pharmaceuticals

The Rx Pharmaceutical segment reported sales of $137.8 million, an increase of $16.9 million, or 14 percent, compared with $120.9 million last year. Reported operating income was $23.9 million, compared with $16.6 million a year ago. Excluding inventory step-up charges, the adjusted operating income was $28.4 million.

In the fiscal 2007 fourth quarter, sales were $44.1 million, an increase of $11.1 million, or 34 percent, compared with sales of $33.0 million last year. Reported operating income was $6.9 million, compared with $3.2 million a year ago. Excluding the inventory step-up charges, adjusted operating income was $11.5 million.

API

Fiscal year 2007 sales for the API segment were $122.1 million, an increase of $11.4 million, or 10 percent, compared with sales of $110.7 million a year ago. Reported operating income was $18.9 million, compared with $25.9 million last year.

Fourth quarter sales were $33.6 million, an increase of $6.8 million, or 25 percent, compared with $26.8 million last year. Reported operating income was $4.3 million, compared with $4.8 million last year.

Other

The Other category, consisting of Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported sales of $150.2 million, compared with $140.9 million a year ago. Reported operating income was $8.2 million, compared with $3.5 million last year.

In the fourth quarter, sales were $39.3 million, compared with $37.0 million a year ago. Reported operating income was $1.4 million, compared with $2.6 million last year.

For fiscal 2007, unallocated expenses of $22.0 million consisted of both corporate costs of $13.7 million and $8.3 million write-off of in-process R&D. In the fourth quarter, unallocated costs were $3.3 million, in-line with last year.

Outlook

Perrigo’s President and CEO Joseph C. Papa concluded, “Overall, we are pleased with the results this year. The operational focus of our teams during the second half of 2007 positions us well for 2008. Going forward we will continue to invest in R&D, maintain our high quality standards and enhance our supply chain to improve our competitive position. We expect our fiscal year 2008 earnings to be in the range of $1.00 to $1.10 per share, or growth of 12 to 24 percent over last year. Looking ahead, Perrigo will continue to make quality healthcare more affordable for our customers and drive value for our shareholders.”

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and consumer products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing facilities are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

 Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended July 1, 2006, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Fiscal Year
	2007	2006	2005

Net sales	$1,447,428	$1,366,821	$1,024,098
Cost of sales	1,045,803	969,080	763,709
Gross profit	401,625	397,741	260,389

Operating expenses
Distribution	28,426	27,334	18,680
Research and development	66,480	52,293	38,419
Selling and administration	199,037	197,936	140,581
Subtotal	293,943	277,563	197,680
Write-off of in-process
research and development	8,252	-	386,800
Restructuring	879	8,846	6,382
Total	303,074	286,409	590,862

Operating income (loss)	98,551	111,332	(330,473)
Interest, net	16,020	15,207	1,976
Other income, net	(6,523)	(9,810)	(1,756)

Income (loss) before income taxes	89,054	105,935	(330,693)
Income tax expense	15,257	34,535	22,290

Net income (loss)	$73,797	$71,400	$(352,983)

Earnings (loss) per share
Basic	$0.80	$0.77	$(4.57)
Diluted	$0.79	$0.76	$(4.57)

Weighted average shares outstanding
Basic	92,230	92,875	77,313
Diluted	93,807	94,105	77,313

Dividends declared per share	$0.178	$0.168	$0.155

PERRIGO COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	July 1,
Assets	2007	2006
Current assets
Cash and cash equivalents	$30,305	$19,018
Investment securities	49,110	26,733
Accounts receivable	282,045	240,130
Inventories	295,114	302,941
Current deferred income taxes	41,400	52,058
Assets held for sale	2,746	-
Prepaid expenses and other current assets	18,340	16,298
Total current assets	719,060	657,178

Property and equipment
Land	27,681	30,724
Buildings	238,471	228,714
Machinery and equipment	397,944	347,469
	664,096	606,907
Less accumulated depreciation	333,024	287,549
	331,072	319,358

Restricted cash	422,000	400,000
Goodwill	196,218	152,183
Other intangible assets	156,587	132,426
Non-current deferred income taxes	54,908	43,143
Other non-current assets	45,309	46,336
	$1,925,154	$1,750,624

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$164,318	$179,740
Notes payable	11,776	20,081
Payroll and related taxes	46,226	54,153
Accrued customer programs	48,218	49,534
Accrued liabilities	47,333	45,335
Accrued income taxes	29,460	14,132
Current deferred income taxes	17,125	8,456
Current portion of long-term debt	15,381	-
Total current liabilities	379,837	371,431

Non-current liabilities
Long-term debt	650,762	621,717
Non-current deferred income taxes	103,775	81,923
Other non-current liabilities	36,311	34,809
Total non-current liabilities	790,848	738,449

Shareholders' equity
Preferred stock, without par value, 10,000 shares authorized	-	-
Common stock, without par value, 200,000 shares authorized	519,419	516,098
Accumulated other comprehensive income	56,676	3,593
Retained earnings	178,374	121,053
Total shareholders' equity	754,469	640,744
	$1,925,154	$1,750,624

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$9,421	$11,178
Allowance for inventory	$36,210	$42,509
Working capital	$339,223	$285,747
Preferred stock, shares issued	-	-
Common stock, shares issued	93,395	92,922

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
	2007	2006	2005
Cash Flows (For) From Operating Activities
Net income (loss)	$73,797	$71,400	$(352,983)
Adjustments to derive cash flows
Write-off of in-process research and development	8,252	-	386,800
Depreciation and amortization	58,032	56,604	34,813
Asset impairment	2,034	7,783	3,232
Share-based compensation	8,953	9,485	8,056
Deferred income taxes	(1,371)	(5,804)	(9,834)
Acquisition related expenses incurred by acquiree	-	-	(10,002)
Sub-total	149,697	139,468	60,082

Changes in operating assets and liabilities,
net of asset and business acquisitions and restructuring
Accounts receivable	(36,812)	(31,085)	(16,903)
Inventories	18,786	(31,681)	40,528
Accounts payable	(19,186)	38,312	(6,736)
Payroll and related taxes	(4,956)	12,173	(21,515)
Accrued customer programs	(1,316)	7,868	7,966
Accrued liabilities	2,063	(14,476)	8,820
Accrued income taxes	15,272	(10,277)	9,932
Other	5,375	16,229	(4,530)
Sub-total	(20,774)	(12,937)	17,562
Net cash from operating activities	128,923	126,531	77,644

Cash Flows (For) From Investing Activities
Purchase of securities	(335,016)	(60,773)	(157,353)
Proceeds from sales of securities	312,521	51,492	334,465
Issuance of note receivable	(1,000)	(3,000)	-
Additions to property and equipment	(45,014)	(36,427)	(26,824)
Proceeds from sales of property and equipment	2,613	-	-
Acquisition of assets	(59,538)	-	(5,562)
Acquisition of a business, net of cash	-	-	(381,570)
Acquisition-related dividends	-	-	(12,574)
Increase in restricted cash	-	-	(400,000)
Net cash for investing activities	(125,434)	(48,708)	(649,418)

Cash Flows (For) From Financing Activities
Borrowings (repayments) of short-term debt, net	(8,295)	(5,287)	6,421
Borrowings of long-term debt	130,000	60,000	648,000
Repayments of long-term debt	(90,000)	(95,000)	(63,000)
Increase in deferred debt issue costs	-	-	(959)
Tax effect of stock transactions	1,470	(861)	650
Issuance of common stock	15,362	8,056	7,031
Repurchase of common stock	(22,464)	(28,330)	(3,021)
Cash dividends	(16,476)	(15,613)	(11,935)
Net cash from (for) financing activities	9,597	(77,035)	583,187

Net increase in cash and cash equivalents	13,086	788	11,413
Cash and cash equivalents, at beginning of period	19,018	16,707	8,392
Effect of exchange rate changes on cash	(1,799)	1,523	(3,098)
Cash and cash equivalents, at end of period	$30,305	$19,018	$16,707

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$33,577	$34,741	$5,248
Interest received	$20,079	$21,464	$7,038
Income taxes paid	$12,896	$47,133	$23,433
Income taxes refunded	$11,316	$7,939	$4,407

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Fourth Quarter		Fiscal Year
	2007	2006	2007	2006
Segment Sales
Consumer Healthcare	$257,272	$258,315	$1,037,305	$994,231
Rx Pharmaceuticals	44,087	32,965	137,797	120,941
API	33,636	26,810	122,143	110,713
Other	39,301	36,979	150,183	140,936
Total	$374,296	$355,069	$1,447,428	$1,366,821

Segment Operating Income
Consumer Healthcare	$13,481	$13,647	$69,579	$78,844
Rx Pharmaceuticals	6,934	3,179	23,855	16,575
API	4,310	4,840	18,899	25,939
Other	1,447	2,640	8,192	3,517
Unallocated expenses	(3,251)	(3,367)	(13,722)	(13,543)
Write-off of in process R&D	-	-	(8,252)	-
Total	$22,921	$20,939	$98,551	$111,332

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Fourth Quarter		Fiscal Year
	2007	2006	2007	2006

Reported gross profit	$108,474	$107,977	$401,625	$397,741
Inventory step-up - Agis	-	-	-	4,762
Inventory step-up - Glades	4,573	-	4,573	-
Impairment of note receivable	-	-	-	-
Adjusted gross profit	$113,047	$107,977	$406,198	$402,503

Reported operating income	$22,921	$20,939	$98,551	$111,332
Inventory step-up - Agis	-	-	-	4,762
Inventory step-up - Glades	4,573	-	4,573	-
Impairment of note receivable	2,034	-	2,034	-
Restructuring	(69)	8,846	879	8,846
Write-off of in-process R&D	-	-	8,252	-
Adjusted operating income	$29,459	$29,785	$114,289	$124,940

Reported net income	$18,771	$12,262	$73,797	$71,400
Inventory step-up - Agis (1)	-	-	-	3,714
Inventory step-up - Glades (2)	2,675	-	2,675	-
Impairment of note receivable (3)	1,261	-	1,261	-
Restructuring (4)	(44)	5,661	563	5,661
Write-off of in-process R&D (2)	-	-	4,827	-
Gain on sale of equity method investment (5)	-	-	-	(2,939)
Adjusted net income	$22,663	$17,923	$83,123	$77,836

Diluted earnings per share
Reported	$0.20	$0.13	$0.79	$0.76
Adjusted	$0.24	$0.19	$0.89	$0.83

Diluted weighted average shares outstanding	94,063	94,004	93,807	94,105

(1) Net of taxes at 22%
(2) Net of taxes at 41.5%
(3) Net of taxes at 38%
(4) Net of taxes at 36%
(5) Net of taxes at 37%

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Fourth Quarter		Year-To-Date
	2007	2006	2007	2006
Consumer Healthcare
Reported gross profit	$62,219	$68,203	$236,999	$250,741
Inventory step-up - Agis	-	-	-	318
Adjusted gross profit	$62,219	$68,203	$236,999	$251,059

Reported operating income	$13,481	$13,647	$69,579	$78,844
Inventory step-up - Agis	-	-	-	318
Impairment of note receivable	2,034	-	2,034	-
Restructuring	(69)	8,846	879	8,846
Adjusted operating income	$15,446	$22,493	$72,492	$88,008

Rx Pharmaceuticals
Reported gross profit	$16,315	$14,923	$57,621	$49,684
Inventory step-up - Glades	4,573	-	4,573	-
Adjusted gross profit	$20,888	$14,923	$62,194	$49,684

Reported operating income	$6,934	$3,179	$23,855	$16,575
Inventory step-up - Glades	4,573	-	4,573	-
Adjusted operating income	$11,507	$3,179	$28,428	$16,575

API
Reported gross profit	$16,171	$11,149	$54,634	$50,260
Inventory step-up - Agis	-	-	-	1,747
Adjusted gross profit	$16,171	$11,149	$54,634	$52,007

Reported operating income	$4,310	$4,840	$18,899	$25,939
Inventory step-up - Agis	-	-	-	1,747
Adjusted operating income	$4,310	$4,840	$18,899	$27,686

Other
Reported gross profit	$13,769	$13,702	$52,372	$47,056
Inventory step-up - Agis	-	-	-	2,697
Adjusted gross profit	$13,769	$13,702	$52,372	$49,753

Reported operating income	$1,447	$2,640	$8,192	$3,517
Inventory step-up - Agis	-	-	-	2,697
Adjusted operating income	$1,447	$2,640	$8,192	$6,214

Unallocated
Reported operating loss	$(3,251)	$(3,367)	$(21,974)	$(13,543)
Write-off of in-process R&D	-	-	8,252	-
Adjusted operating loss	$(3,251)	$(3,367)	$(13,722)	$(13,543)

SOURCE Perrigo Company

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
E-mail: ajshannon@perrigo.com

Ernest J. Schenk, Manager, Investor Relations and Communication
(269) 673-9212
E-mail: eschenk@perrigo.com